Exhibit 99.5

FORM OF ENGILITY HOLDINGS, INC. PROXY CARD - PRELIMINARY

ENGILITY HOLDINGS, INC. 3750 CENTERVIEW DRIVE CHANTILLY, VA 20151

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Engility Holdings, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M80241-TBD                                 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ENGILITY HOLDINGS, INC.

The Board of Directors recommends you vote “FOR” Proposals 1, 2 and 3.						For	Against	Abstain
1.

To approve the merger of Engility Holdings, Inc. (“Engility”) with and into New East Holdings, Inc. (“New Engility”) with New Engility as the surviving company in the merger (the “Engility merger”) and approve the Agreement and Plan of Merger, dated as of October 28, 2014 (as amended from time to time, the “merger agreement”), among TASC Parent Corporation, Toucan Merger Corporation I, Toucan Merger Corporation II, Engility, New Engility and East Merger Sub, LLC;

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2.

To permit Engility to adjourn the special meeting, if necessary or advisable, for further solicitation of proxies if there are not sufficient votes at the originally scheduled time of the special meeting to approve the Engility merger and the merger agreement; and

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3.				To approve, by non-binding, advisory vote, certain compensation arrangements for Engility’s named executive officers in connection with the mergers contemplated by the merger agreement.		☐	☐	☐

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Stockholder(s). If no direction is made, this proxy will be voted “FOR” Proposals 1, 2 and 3. If any other matters properly come before the meeting, the person named in this proxy will vote in their discretion.

		Yes	No
Please indicate if you plan to attend this meeting.		☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The Notice and Proxy Statement is available at www.proxyvote.com.

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THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS

The stockholder(s) hereby appoint(s) [—], or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of Engility Holdings, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at [—], Eastern Standard Time, on [—], 2015, at [—], and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

Continued and to be signed on reverse side